UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2008 (February 21, 2008)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 21, 2008, upon the recommendation of the Personnel and Compensation Committee (the “Committee”), the Board of Directors (the “Board”) of Arch Coal, Inc. (the “Company”) approved one-time awards of restricted stock units and non-qualified stock options to Steven F. Leer, the Company’s Chairman and Chief Executive Officer, and John W. Eaves, the Company’s President and Chief Operating Officer, for retention purposes. The following table shows information relating to the awards granted to these executives:

		Exercise or Base
	Number of Shares of	Price of Option
Name	Stock or Units	Awards
Steven F. Leer:
Restricted stock units	32,550	—
Non-qualified stock options	64,100	$52.69
John W. Eaves:
Restricted stock units	21,700	—
Non-qualified stock options	42,750	52.69
     Under the terms of the applicable award agreements, the restricted stock units vest in equal installments on February 21, 2011 and February 21, 2012, subject to each executive’s continued employment. The Company will pay dividend equivalent amounts in cash to the executives based on the number of unvested restricted stock units held by the executives on the record date established by the Board for payment of common stock dividends. Dividend equivalent amounts are paid on unvested restricted stock units at the same rate as the cash dividends the Company pays on its outstanding common stock. In addition, upon vesting, the executives may elect to defer receipt of the common stock and the corresponding tax obligations under the terms of the Company’s non-qualified deferred compensation plan, a copy of which is attached as Exhibit 10.1 hereto and is hereby incorporated by reference. The restricted stock units were granted pursuant to the terms of the 1997 Stock Incentive Plan (the “1997 Plan”) and the terms of a Restricted Stock Unit Contract (the “RSU Award Agreement”). A copy of the 1997 Plan and the form of RSU Award Agreement are attached as Exhibits 10.2 and 10.3 hereto and are hereby incorporated by reference.
     Under the terms of the applicable award agreements, the stock options vest in equal installments on February 21, 2011 and February 21, 2012, subject to each executive’s continued employment. The stock options were granted pursuant to the terms of the 1997 Plan and the terms of a Non-Qualified Stock Option Agreement (the “Option Agreement”). The form of Option Agreement is attached as Exhibit 10.4 hereto and is hereby incorporated by reference.
     In addition, on February 21, 2008, upon the recommendation of the Committee, the Board approved certain revisions to the form of award agreement for non-qualified stock options granted under the 1997 Plan. Under the terms of the amended award agreement, except in certain circumstances, awards will continue to vest and become exercisable in accordance with the vesting schedule described in the award agreement in the event that the employee terminates employment with the Company following the date on which the employee attains age 58 and has at least five years of continuous service with the Company immediately prior to the date of termination. In those circumstances, option awards will remain exercisable for a period of five years following termination of employment but not beyond the original term of the option. The revised form of award agreement for non-qualified stock options is attached as Exhibit 10.5 hereto and is hereby incorporated by reference.
     The Company will provide additional information regarding the compensation paid to its named executive officers for the years ended December 31, 2007 and 2006 in the Company’s proxy statement for the 2008 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
     The following exhibits are attached hereto and furnished herewith.

Exhibit
No.	Description

10.1*	Arch Coal, Inc. (formerly Arch Mineral Corporation) Deferred Compensation Plan (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (Registration No. 333-68131) filed by the registrant on December 1, 1998).

10.2*	Arch Coal, Inc. 1997 Stock Incentive Plan (as Amended and Restated on July 22, 2004) (incorporated herein by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.3*	Form of 2008 Restricted Stock Unit Contract for Messrs. Leer and Eaves.

10.4*	Form of 2008 Non-Qualified Stock Option Agreement for Messrs. Leer and Eaves.

10.5*	Form of Non-Qualified Stock Option Agreement.

*	Denotes management contract or compensatory plan arrangements.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2008	Arch Coal, Inc.
	By:	/s/ Robert J. Messey
Robert J. Messey
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

10.1*	Arch Coal, Inc. (formerly Arch Mineral Corporation) Deferred Compensation Plan (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (Registration No. 333-68131) filed by the registrant on December 1, 1998).

10.2*	Arch Coal, Inc. 1997 Stock Incentive Plan (as Amended and Restated on July 22, 2004) (incorporated herein by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.3*	Form of 2008 Restricted Stock Unit Contract for Messrs. Leer and Eaves.

10.4*	Form of 2008 Non-Qualified Stock Option Agreement for Messrs. Leer and Eaves.

10.5*	Form of Non-Qualified Stock Option Agreement.

*	Denotes management contract or compensatory plan arrangements.

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